SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive proxy statement
Definitive additional materials
Soliciting material under Rule 14a-12.

REGENT COMMUNICATIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LETTER TO STOCKHOLDERS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
PROPOSAL 2
PROPOSAL TO AMEND THE COMPANY’S 1998 MANAGEMENT STOCK OPTION PLAN
PROPOSAL 3
APPROVAL OF THE DIRECTORS’ STOCK OPTION PLAN
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER MATTERS
ANNEX 1
ANNEX 2
APPENDIX A

REGENT COMMUNICATIONS, INC.
100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

April 19, 2001

Dear Stockholder:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Regent Communications, Inc. to be held on Thursday, May 17, 2001 at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky.

      Business items to be acted upon at the Annual Meeting are the election of nine directors to serve for a one-year term, the approval of amendments to the Company’s 1998 Management Stock Option Plan, the adoption of the Regent Communications, Inc. 2001 Directors’ Stock Option Plan and the transaction of any other business properly brought before the meeting. We will also be pleased to report on the affairs of the Company and to offer stockholders the opportunity to present questions and comments of general interest.

      We encourage you to read the accompanying Proxy Statement carefully and to complete, sign and return your Proxy in the postage prepaid envelope provided, even if you plan to attend the Annual Meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and wish to do so.

      The directors and officers of Regent Communications, Inc. appreciate your continuing interest in the business of the Company and hope that you can join us at the Annual Meeting.

Sincerely,

Terry S. Jacobs Chairman of the Board and Chief Executive Officer

REGENT COMMUNICATIONS, INC.
100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2001

      The Annual Meeting of Stockholders of Regent Communications, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 17, 2001 at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky, for the purpose of considering and acting on the following:

      1. A proposal to elect nine directors to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

      2. A proposal to amend the Company’s 1998 Management Stock Option Plan to increase the number of shares reserved for issuance thereunder from 2,000,000 to 4,000,000 and to expand the definition of those employees eligible to participate in the plan to include all full-time permanent management employees, employees at the Company’s corporate offices and other key employees designated as such by the Compensation Committee of the Board of Directors. The proposed resolutions are attached as Annex 1 to the enclosed Proxy Statement.

      3. A proposal to approve the adoption of the Regent Communications, Inc. 2001 Directors’ Stock Option Plan. A copy of the Directors’ Stock Option Plan is attached as Annex 2 to the enclosed Proxy Statement.

      4. Such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      Holders of record of the Company’s common stock at the close of business on March 30, 2001 are entitled to notice of and to vote at the Annual Meeting.

      Enclosed with this Notice is a Proxy Statement, proxy and the Company’s Annual Report for the year ended December 31, 2000.

By Order of the Board of Directors:

April 19, 2001	William L. Stakelin President and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

REGENT COMMUNICATIONS, INC.
100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2001

      The Board of Directors of Regent Communications, Inc. (“Regent” or “the Company”) is soliciting the enclosed proxy from its stockholders for use at the Annual Meeting of Stockholders to be held on May 17, 2001 and at any adjournments thereof. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 19, 2001. The record date for purposes of determining those stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as March 30, 2001.

      All properly executed proxies received pursuant to this solicitation and not revoked before they are voted will be voted as designated at the Annual Meeting, and those not designated will be voted FOR the director nominees named therein, FOR the proposed amendments set forth therein, FOR the adoption of the Regent Communications, Inc. 2001 Directors’ Stock Option Plan and, in the proxyholders’ best judgment, on any other matter that may properly come before the Annual Meeting and any adjournments thereof. Any stockholder giving the enclosed proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or a duly executed proxy bearing a later date.

      The expense of this solicitation, which will include the cost of assembling and mailing the Notice, the Proxy Statement and proxy, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of Regent, without special compensation. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company’s common stock.

      The Annual Report for the year ended December 31, 2000, including financial statements, is being mailed with this Proxy Statement.

      As of March 30, 2001, there were outstanding 33,862,518 shares of Regent common stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

      The number of members of the Board of Directors of the Company has been designated by the Board to be nine in accordance with the Company’s bylaws. At the Annual Meeting, nine directors will be elected and will hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated the nine incumbent directors for election by the stockholders at the Annual Meeting. All nine directors have agreed to serve if elected.

      It is the intention of the persons named as proxy holders in the proxy to vote for the election of all nominees. The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee shall be unable to serve, the shares represented by proxy will be voted for such substitute nominee as the Board of Directors recommends, unless an instruction to the contrary is indicated on the proxy card.

      Delaware law, under which the Company is incorporated, does not require a minimum number of votes for the election of a director. The Company’s bylaws, however, provide that the individuals receiving the greatest number of votes shall be elected as directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of directors.

      The holders of approximately 39% of the outstanding voting power of the Company are parties to a certain Third Amended and Restated Stockholders’ Agreement dated as of December 13, 1999, pursuant to which they have agreed to vote all of their shares for the election of a specific group of seven individuals (to be identified from time to time by particular stockholders who are parties to the agreement) as the Board of Directors of the Company. Currently, this group consists of Terry S. Jacobs, William L. Stakelin, William H. Ingram, Richard H. Patterson, Kenneth J. Hanau, William P. Sutter, Jr. and John H. Wyant, and the voting agreements contained in the Stockholders’ Agreement will likely assure their election.

      Below is set forth, with respect to each nominee for director of the Company, his age, principal occupation during the past five years, other positions he holds with the Company, if any, and the year in which he first became a director of Regent. Each of the nominees is currently a director of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR.

Information Regarding Director Nominees

      TERRY S. JACOBS (Age 58)

      Mr. Jacobs has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of Regent since its incorporation in November 1996. Mr. Jacobs served as president and chief executive officer of a privately-held radio broadcast company which he co-founded in 1993 under the name “Regent Communications, Inc.” (“Regent I”) and which acquired and operated 23 radio stations until its merger into Jacor Communications, Inc. in February 1997. Prior to 1993, Mr. Jacobs was Chairman and Chief Executive Officer of Jacor Communications, Inc., a radio broadcast company which he founded in 1979 and which, during his tenure, grew to become the then ninth largest radio company in the U.S. in terms of revenue. Mr. Jacobs currently serves as a director of National Grange Mutual Insurance Company.

      WILLIAM L. STAKELIN (Age 58)

      Mr. Stakelin has been President, Chief Operating Officer, Secretary and a director of Regent since its incorporation in November 1996. He served as executive vice president and chief operating officer of Regent I from 1995 until its merger into Jacor Communications, Inc. in February 1997. Mr. Stakelin served as president and chief executive officer of Apollo Radio, Ltd., a privately-held radio broadcast company which he co-founded in 1988 and which acquired and operated nine radio stations prior to its sale to Regent I in 1995. He currently serves as a director of the Associated Press and the Radio Advertising Bureau.

      JOEL M. FAIRMAN (Age 72)

      Mr. Fairman has held the title of Vice Chairman of the Board of Directors of Regent since the Company’s merger with Faircom Inc. in June 1998. Mr. Fairman founded and organized Faircom in April 1984 and was its chairman of the board, chief executive officer and treasurer from its inception to the date of the merger with Regent. Prior to 1984, he was an investment banking executive and a practicing attorney focusing on corporate transactions.

      KENNETH J. HANAU (Age 35)

      Mr. Hanau has served as a director of Regent since August 1999. He began with Weiss, Peck & Greer, L.L.C. as an associate in August 1994, served as a vice president from January 1996 through December 1999, and became a principal on January 1, 2000. Mr. Hanau is also a principal of WPG Private Equity Partners, II, L.L.C. During portions of 1992 and 1994, he worked for Morgan Stanley & Co. in its mergers and acquisitions department. Mr. Hanau is a certified public accountant and began his career with Coopers & Lybrand. He also serves as a director of Color Associates, Inc., Lionheart Newspapers, Inc., Richelieu Foods, Inc., Shelter Distribution, Inc., Masters Institute, Inc. and Village Voice Media, Inc.

      WILLIAM H. INGRAM (Age 61)

      Mr. Ingram has been a member of the Board of Directors of Regent since June 1998. Mr. Ingram has served as chairman of the board of directors of Waller-Sutton Management Group, Inc. since its formation in early 1997. Waller-Sutton Management Group, Inc. manages Waller-Sutton Media Partners, L.P., an investment partnership focused on the media, communications, and entertainment industries. Mr. Ingram is also a Manager of Waller-Sutton 2000, L.L.C., which serves as the general partner, and manages the affairs, of Waller-Sutton 2000 L.P., an investment partnership focused on media, telecommunications and related industries. Mr. Ingram has also served since 1973 as president and chief executive officer of Sutton Capital Associates, Inc., an investment management firm co-founded by him, specializing in cable television, wireless telephony and related industries. He is also a director of Access Television Network, Inc.

      R. GLEN MAYFIELD (Age 59)

      Mr. Mayfield has served as a director of Regent since May 1997. From 1978 to 1997, he served as president of Mayfield & Robinson, Inc., a management and financial consulting firm in Cincinnati, Ohio, and from 1997 to the present, he has served as chairman of Mayfield & Robinson, Inc. Since August 1994, Mr. Mayfield has served as vice president and a director of Mayson, Inc., a corporation 50% owned by him, which serves as the general partner of River Cities Management Limited Partnership, the general partner of River Cities Capital Fund Limited Partnership, a stockholder of Regent. Mr. Mayfield is also a director of NS Group, Inc.

      RICHARD H. PATTERSON (Age 42)

      Mr. Patterson has been a director of Regent since June 1998. Mr. Patterson has served as a vice president of Waller-Sutton Management Group since its formation in early 1997. Since April 2000 he has served as a managing member of Spire Capital Partners, L.P., a private equity fund specializing in media and communications. From 1986 through January 1999, Mr. Patterson was a partner of Waller Capital Corporation, a privately-owned cable television brokerage firm. He also serves as a director of KMC Telecom, Inc. and a number of other privately-held companies.

      WILLIAM P. SUTTER, JR. (Age 43)

      Mr. Sutter has served as a director of Regent since December 1999. He has served since 1984 as a vice president of Mesirow Financial Services, Inc., a Chicago-based financial services firm and the general partner of Mesirow Capital Partners VII, a stockholder of Regent. He has also served as senior managing director of Mesirow Private Equity Investments, Inc. since July 1997. He previously served as a director of Citadel Communications and currently serves as a director of a number of privately-held companies.

      JOHN H. WYANT (Age 54)

      Mr. Wyant has been a member of the Board of Directors of Regent since June 1998. Mr. Wyant has served as president of Blue Chip Venture Company, a venture capital investment firm, since its formation in 1990. Blue Chip Venture Company, together with its affiliates, manages an aggregate of approximately $400 million of committed capital for investment in privately-held high growth companies. Mr. Wyant is also a director of USinternetworking, Inc. and a number of privately-held companies.

      There are no family relationships among any of the above named nominees for directors nor among any of the nominees and any executive officers of the Company.

Board of Directors and Committees

      During the year ended December 31, 2000, the Board held five regularly scheduled meetings and one special telephonic meeting. Each director attended or participated in at least 75% of the meetings of the Board of Directors and all committees on which he served in 2000. The Board of Directors has a standing audit committee and compensation committee as described below.

      Audit Committee

      The Audit Committee currently consists of three directors, Messrs. Mayfield (Chairman), Ingram and Hanau, all of whom are independent as defined under the National Association of Securities Dealers listing standards. The Audit Committee reviews the financial statements of the Company, consults with the Company’s independent auditors and considers such other matters with respect to the internal and external audit of the affairs of the Company as may be necessary or appropriate in order to facilitate accurate financial reporting. A copy of the Audit Committee’s charter is attached to this Proxy Statement as Appendix A. The Audit Committee held six meetings during 2000.

      Compensation Committee

      The Compensation Committee currently consists of three directors, Messrs. Wyant (Chairman), Sutter and Patterson. The basic function of the Compensation Committee is to review salaries, bonuses and other elements of compensation of executive officers and other key employees and make recommendations on such matters to the full Board of Directors, as well as to determine stock option grants to executive officers and other key employees. The Compensation Committee held four meetings during 2000.

Compensation of Directors

      The Company’s directors do not receive compensation for their services as directors; however, each director is reimbursed for the reasonable out-of-pocket expenses incurred by him in connection with his duties as a director, including attending meetings of the Board and any committees thereof.

Compensation Committee Interlocks and Insider Participation

      During the year ended December 31, 2000, the Compensation Committee consisted of three members, Messrs. Wyant, Patterson and Sutter.

      Series F Convertible Preferred Stock Purchase Agreement. Under the terms of a stock purchase agreement dated as of June 15, 1998 to which the Company, Waller-Sutton Media Partners, L.P., William H. Ingram and the other purchasers named therein are parties, Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P., receives an annual monitoring fee of $75,000. Messrs. Ingram and Patterson are directors and executive officers of Waller-Sutton Management Group, Inc. and Mr. Ingram is a stockholder of Waller-Sutton Management Group, Inc.

      Registration Rights Agreement. The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Waller-Sutton Media Partners, L.P., William H. Ingram, Blue Chip Capital Fund II Limited Partnership, Blue Chip Capital Fund III Limited Partnership, Miami Valley Venture Fund L.P. and others. Under this agreement, upon a demand made by Waller-Sutton Media Partners, L.P. at any time (or, after July 1, 2000, Waller-Sutton or the holders of at least 10% of the Company’s outstanding common stock), Regent is required to register under the Securities Act the shares of the Company’s common stock owned by these holders. In addition, the parties to the agreement have the right to join in any registration of Regent’s equity securities.

PROPOSAL 2

PROPOSAL TO AMEND THE COMPANY’S 1998 MANAGEMENT STOCK OPTION PLAN

TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM
2,000,000 TO 4,000,000 AND TO EXPAND THE DEFINITION OF THOSE EMPLOYEES ELIGIBLE
TO PARTICIPATE IN THE PLAN TO INCLUDE ALL FULL-TIME PERMANENT MANAGEMENT EMPLOYEES, EMPLOYEES AT THE COMPANY’S CORPORATE OFFICES AND OTHER KEY EMPLOYEES DESIGNATED AS SUCH BY THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS.

      On March 28, 2001, the Board of Directors of the Company approved resolutions declaring it advisable to amend the Company’s employee stock option plan known as the Regent Communications, Inc. 1998 Management Stock Option Plan (the “Management Plan”) to increase the number of shares reserved for issuance thereunder from 2,000,000 to 4,000,000 and to expand the definition of those employees eligible to participate in the plan to include all full-time permanent management employees, employees at the Company’s corporate offices and other key employees designated as such by the Compensation Committee of the Board of Directors and directing that the proposed amendments be submitted to the stockholders for their approval at the annual meeting to be held on May 17, 2001. The full text of the proposed amendments to the Management Plan is attached as Annex 1 to this Proxy Statement.

      The Board of Directors believes the proposed amendments are desirable because (1) they would provide the Board the ability to issue additional stock options under the Management Plan to key management employees and thereby enable the Company to attract highly qualified persons to these positions; and (2) they would enable valuable Company employees who are currently unable to participate in the plan to do so. The Board has no current plans, arrangements, agreements or understandings regarding the issuance of the additional reserved stock options, should the proposed amendments be approved and adopted.

VOTE REQUIRED FOR APPROVAL

      The proposed amendments to the Management Plan to increase the number of shares reserved for issuance under the Plan and to expand the definition of those eligible to participate in the plan will be submitted to the Company’s stockholders for their approval at the Annual Meeting. Approval and adoption of the proposed amendments requires the vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENTS TO THE COMPANY’S 1998 MANAGEMENT STOCK OPTION PLAN.

THE MANAGEMENT PLAN

      The Management Plan was adopted by the Company’s Board of Directors and approved by the Company’s stockholders, effective January 1, 1998. The Management Plan currently provides for the issuance of options to purchase up to 2,000,000 shares of the Regent’s common stock to those of the Company’s full-time, salaried employees and those of its subsidiaries who are determined by the Compensation Committee of the Board of Directors to be key management employees whose performance merits special recognition. The Company has between 300 to 350 full-time, salaried employees. The Compensation Committee has granted options to a total of 39 employees under the plan. There are a total of 1,792,666 stock options currently outstanding under the plan.

      The Management Plan permits the granting of incentive stock options under Section 422 of the Internal Revenue Code, as well as non-qualified stock options. The exercise price of the stock options are determined by the Compensation Committee but in no case may the exercise price be less than the fair market value of the underlying stock on the date of grant (110% of the fair market value for incentive stock options granted to any 10% stockholder). Regent common stock underlying options that expire or are surrendered unexercised become available for reissuance under the plan. Options granted under the Management Plan may be exercisable for up to ten years following the date of grant, except that incentive stock options granted to employees who own more than 10% of the Company’s voting shares may not be exercisable beyond five years from the date of grant. The Compensation Committee is authorized to determine all other terms of the options under the Management Plan including vesting and termination. Upon a participant’s termination of employment for any reason other than death or disability, vested options will remain exercisable for up to three months. Upon a participant’s termination due to disability, the vested options will remain exercisable for one year and upon a participant’s death, vested options will remain exercisable for up to six months. Unvested options will be forfeited upon a termination for any reason. Unless earlier terminated by the Board of Directors, the Management Plan will terminate December 31, 2007.

PROPOSAL 3

APPROVAL OF THE DIRECTORS’ STOCK OPTION PLAN

      The Board of Directors has approved and recommends that the Regent stockholders approve the adoption of the Regent Communications, Inc. 2001 Directors’ Stock Option Plan (the “Directors’ Stock Option Plan”). A brief description of the Directors’ Stock Option Plan is set forth below to facilitate an informed decision by the Regent stockholders entitled to vote on its approval. However, the summary description is qualified in its entirety by the full text of the Directors’ Stock Option Plan, a copy of which is attached hereto as Annex 2.

      The Directors’ Stock Option Plan, if adopted by the stockholders, will be a nonqualified stock option plan under which 500,000 shares of the Company’s common stock will be reserved for the benefit of “Outside Directors” (directors of the Company who are neither officers, employees nor paid consultants). Under the terms of the Plan, options to purchase shares of the Company’s common stock will be granted to Outside Directors automatically, with an initial grant of 10,000 options to each Outside Director upon becoming a member of the Board, followed by a grant of 5,000 options to each Outside Director every year thereafter during his tenure as such. The terms of the Plan provide for an initial cumulative grant of options to the current Outside Directors for their prior years of service as Board members. The exercise price of all options will be the fair market value on the grant date and options may be exercised (after a six-month waiting period) at any time during the Outside Director’s tenure up to ten years from the date of grant.

      The following table sets forth the number of options that will be granted to the individuals and groups of individuals listed or described therein under the Directors’ Stock Option Plan if adopted by the stockholders:

NEW PLAN BENEFITS

THE REGENT COMMUNICATIONS, INC.
2001 DIRECTORS’ STOCK OPTION PLAN

Name	Number of Options

Terry S. Jacobs	0

William L. Stakelin	0

Anthony A. Vasconcellos	0

Fred L. Murr	0

Executive officers, as a group	0

Outside Directors, as a group	145,000

Non-executive officer employees, as a group	0

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of holders of a majority of all the shares of Regent common stock present in person or by proxy at the Annual Meeting is required in order to adopt the Directors’ Stock Option Plan. Unless indicated to the contrary, the enclosed proxy will be voted for the Directors’ Stock Option Plan.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE DIRECTORS’ STOCK OPTION PLAN.

EXECUTIVE OFFICERS

      The executive officers of the Company, their ages, and the positions they hold with the Company are as follows:

Name	Age	Position

Terry S. Jacobs	58	Chairman of the Board, Chief Executive Officer, Treasurer

William L. Stakelin	58	President, Chief Operating Officer, Secretary

Fred L. Murr	53	Senior Vice President, Operations

Anthony A. Vasconcellos	36	Senior Vice President and Chief Financial Officer

      Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Information with respect to the business experience, principal occupations during the past five years and affiliations of the executive officers of Regent who are not also directors is set forth below. Information regarding Messrs. Jacobs and Stakelin is set forth above under the caption “Information Regarding Director Nominees.”

      Fred L. Murr has been employed by Regent as Senior Vice President, Operations since August 1997. Mr. Murr entered broadcasting in 1972 as a sales representative for radio station WINN in Louisville, Kentucky, which at that time was owned by Bluegrass Broadcasting Co., a company operated by Mr. Stakelin. Mr. Murr joined Apollo Radio Ltd. when that company was formed by Mr. Stakelin in 1988, serving in the capacity as vice president/general manager of KUDL/KMXV in Kansas City, Missouri. In October 1995, he joined Regent I upon the sale of Apollo to that company and became vice president/general manager of a five-station group in Las Vegas, where he served until Regent I was acquired by Jacor Communications, Inc. in February 1997.

      Anthony A. Vasconcellos, a certified public accountant, joined Regent in September 1998 as Vice President and Chief Financial Officer and became Senior Vice President in December 2000. Mr. Vasconcellos served as an auditor for the international accounting firm of Coopers & Lybrand from July 1987 to September 1991. In October 1991, he joined LensCrafters, Inc., an optical company which by 1998 had 800 retail stores. From February 1992 to March 1994, Mr. Vasconcellos served as controller of LensCrafters’ Canadian subsidiary, and from 1994 to 1998, he served as a senior financial and accounting manager for LensCrafters.

EXECUTIVE COMPENSATION

      The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and each of the Company’s other four most highly compensated executive officers (the “named executives”) during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

				Long-Term
	Annual Compensation			Compensation

				Securities
			Bonus	Underlying	All Other
Name and Principal Position	Year	Salary ($)(a)	($)	Options(#)	Compensation($)

Terry S. Jacobs	2000	280,000	50,000	—	—

Chairman and Chief	1999	253,385	—	125,089(b)

Executive Officer	1998	214,038	—	608,244(b)

William L. Stakelin	2000	250,000	50,000	—	—

President and Chief	1999	228,046	—	125,089(b)

Operating Officer	1998	192,884	—	608,244(b)

Fred L. Murr	2000	175,000	—	—	—

Senior Vice President,	1999	120,000	—	25,000(b)

Operations	1998	110,692	—	25,000(b)

Anthony A. Vasconcellos(c)	2000	150,000	50,000	—	—

Senior Vice	1999	107,692	—	25,000(b)

President and Chief	1998	30,769	—	25,000(b)

Financial Officer

(a)	Includes amounts deferred at the election of the recipient under the Company’s 401(k) plan.

(b)	Represents the number of shares of the Company’s common stock issuable upon exercise of options granted to the named executive under the Company’s 1998 Management Stock Option Plan.

(c)	Mr. Vasconcellos joined the Company in September 1998.

Compensation Committee Report

      The primary function of the Compensation Committee, which consists entirely of non-employee directors, is to oversee policies relating to executive compensation, including salary, incentive bonuses, fringe benefits and stock option awards. Its goals are for the Company’s compensation program to provide strong incentives to senior management to pursue actions that will directly benefit the Company and its stockholders. The principles underlying the Company’s executive compensation program are:

•	The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel;

•	Executive cash compensation in excess of base salaries should be tied to the performance of the Company and the individual executive; and

•	The financial interests of the executives should be aligned with the financial interests of the stockholders.

      The Company’s compensation package for its executive officers has three basic components: base salary, annual performance-based bonuses and stock option grants. With the exception of the base salaries of the Company’s Chief Executive Officer and Chief Operating Officer, which are provided for in their employment agreements with the Company, executive base salary levels and annual bonuses are established by recommendation of the Compensation Committee for approval of the full Board. Stock option grants under the 1998 Management Stock Option Plan are awarded by the Compensation Committee.

      The compensation of each executive officer is reviewed annually by the Compensation Committee. It is the Compensation Committee’s policy to establish base salaries for its executives at levels that it perceives are fair and competitive with those of executives with similar responsibilities at companies that are considered to be comparable in terms of assets, net worth, revenue, operating cash flow and/or earnings per share, based upon such information as may be acquired by the Committee from annual reports and proxy materials of such other companies, business and industry publications and other sources as may be available from time to time. The Committee’s primary objective is to recommend to the Board of Directors executive salaries at levels the Committee believes are appropriate for the duties and scope of responsibilities of each officer’s position and competitive with comparable broadcasting companies so that the Company can attract and retain qualified individuals in a competitive market.

      Stock option grants are designed to encourage the Company’s executives and other key employees to remain employed by the Company and to contribute to the Company’s overall performance and, thus, the performance of the Company’s common stock in the market. Generally, annual option grants are intended to reflect the executive’s attainment of Company and personal goals.

      The annual bonus potential of the Company’s Chief Executive Officer is provided for in his employment agreement with the Company and is based on his performance and that of the Company and the achievement of certain goals established for each year. In addition, that employment agreement entitles the Chief Executive Officer to receive, at the discretion of the Board of Directors, grants of incentive and non-qualified stock options.

      The Compensation Committee applied the above considerations in determining the 2000 compensation for the Company’s Chief Executive Officer. In accordance with the terms of his employment agreement, which provide for an increase in base salary each year in the discretion of the Board of Directors, the Chief Executive Officer’s base salary for 2000 was increased from $255,000 to $280,000. The Committee determined that this increase was appropriate due to the fact that he had not received a performance-based increase in his salary during 1999. In addition, in January 2000, the Compensation Committee recommended, and the Board of Directors approved, a $50,000 bonus in recognition of the Chief Executive Officer’s successful efforts in connection with Regent’s initial public offering.

2000 Compensation Committee Members:	John H. Wyant Richard H. Patterson William P. Sutter

Employment Agreements

      The Company has employment agreements with Terry S. Jacobs and William L. Stakelin, under which Mr. Jacobs is employed as Chairman and Chief Executive Officer of Regent and Mr. Stakelin is employed as President and Chief Operating Officer of Regent, each for an initial term commencing March 1, 2001 and ending February 29, 2004. Thereafter, the agreements will extend for additional three-year periods unless either party gives 60 days notice of its intent to terminate. Under their employment agreements, Mr. Jacobs is entitled to a base salary of $320,000 and Mr. Stakelin is entitled to a base salary of $290,000, which amounts are subject each 12-month period to an increase in the discretion of the Board of Directors and to a mandatory cost-of-living increase tied to the Consumer Price Index-All Items. The employment agreements also provide for Messrs. Jacobs and Stakelin to receive discretionary annual bonuses. These bonuses, if any, will be determined by the Board of Directors of Regent and based on performance of the employee and Regent and the achievement of certain goals established for each year. In addition, the employment agreements entitle Messrs. Jacobs and Stakelin each to receive, at the discretion of the Board of Directors, grants of incentive and non-qualified options to purchase common stock of the Company. The employment agreements also provide for Messrs. Jacobs and Stakelin to receive use of an automobile, parking and automobile insurance coverage at Regent’s expense and other benefits available to key management employees.

      Messrs. Jacobs and Stakelin may terminate their respective agreements for any reason upon 90 days notice and the Company may terminate the agreements at any time. In the event of a termination by reason of death or disability or in the event of a termination by the Company without cause, then (a) Regent may, at its election, purchase: (i) all shares of Regent stock owned by him at a price equal to its fair market value as of the date of termination and (ii) all vested stock options held by him at a price equal to the excess of the fair market value of the underlying stock over the exercise price, or, if there is no such excess, then for $100; (b) all unvested options will terminate; and (c) the employee is entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, the employee is also entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment agreements entitle Mr. Jacobs or Mr. Stakelin, as the case may be, to receive, in addition to base salary and bonus prorated through the date of termination, the greater of his current base salary for an additional 12-month period or his current base salary throughout the remaining portion of the current three-year term of the employment agreement. Messrs. Jacobs and Stakelin are subject to customary non-competition and non-solicitation covenants during their period of employment with Regent and for an 18-month period thereafter (12 months in the case of a termination of employment by Regent without cause where severance is being paid) as well as customary confidentiality covenants.

      Joel M. Fairman, a director of the Company, is currently engaged by Regent as a consultant under an agreement entered into by Mr. Fairman and the Company as part of the merger with Faircom Inc. in June 1998. Although he is no longer an employee of the Company, Mr. Fairman holds the title of Vice Chairman of the Board of Directors as part of that agreement for the period of his consultancy, which ends on June 15, 2001. The agreement provides that, during the period of his consultancy, Mr. Fairman is entitled to receive annual base compensation equal to $190,000.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return on Regent Communications’ common stock, The Nasdaq Stock Market (U.S.) Index and the S&P Broadcasting (Radio, TV, Cable) Index, adjusted for stock splits and dividends, for the period from January 25, 2000, the first day of trading of Regent Communications’ common stock, through December 31, 2000. The data set forth below assumes $100 was invested in Regent Communications’ common stock on January 25, 2000 and in each Index on December 31, 1999, with dividends, if any, reinvested. The total stockholder returns are not necessarily indicative of future returns.

COMPARISON OF 11 MONTH CUMULATIVE TOTAL RETURN
AMONG REGENT COMMUNICATIONS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P BROADCASTING (Radio, TV, Cable) INDEX

	Cumulative Total Return

	1/25/00	12/31/00

REGENT COMMUNICATIONS, INC.	$100.00	$69.85

NASDAQ STOCK MARKET (U.S.)	$100.00	$60.12

S & P BROADCASTING (TV, RADIO, CABLE)	$100.00	$72.22

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of the copies of such reports received by it, and upon written representations from certain reporting persons, the Company believes that, for the year ended December 31, 2000, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent stockholders were complied with on a timely basis with the exception of one Form 4 reporting one transaction, which was subsequently reported on a Form 5 filed by Joel M. Fairman.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 30, 2001, the number and percentage of the Company’s common stock held by (i) persons known to the Company to be beneficial owners of more than 5% of a class of the Company’s securities, (ii) the Company’s directors, (iii) those executive officers of the Company named in the Summary Compensation Table appearing under “Executive Compensation,” and (iv) all executive officers and directors of the Company, as a group.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owner(a)	Ownership(a)		of Class(a)

Waller-Sutton Media Partners, L.P.	3,141,554	(b)	9.10%

Blue Chip Venture Company, Ltd.	3,046,356	(c)	9.00%

WPG Corporate Development Associates V, L.L.C. and affiliated fund	2,975,452	(d)	8.75%

John Hancock Advisers, Inc.	2,704,800	(e)	7.99%

T. Rowe Price Associates, Inc.	2,110,000	(f)	6.23%

Mesirow Capital Partners VII	1,818,181	(g)	5.37%

Terry S. Jacobs	891,861	(h)	2.60%

William L. Stakelin	551,944	(i)	1.61%

Joel M. Fairman	400,000	(j)	1.17%

John H. Wyant	3,056,356	(c)(k)	9.03%

Kenneth J. Hanau	2,975,452	(d)	8.75%

William H. Ingram	3,251,554	(b)(l)	9.42%

Richard H. Patterson	3,141,554	(b)	9.10%

R. Glen Mayfield	63,236	(m)	*

William P. Sutter, Jr.	1,837,181	(g)(n)	5.43%

Fred L. Murr	25,425	(o)	*

Anthony A. Vasconcellos	21,365	(p)	*

All executive officers and directors as a group (11 persons)	13,074,374	(q)	36.54%

      * Less than 1%.

(a)	The Securities and Exchange Commission has defined “beneficial ownership” to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below.

Shares issuable upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of overall voting power of any other person. In other words, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner exercises all options and warrants that are exercisable by him within 60 days and assuming that no other beneficial owner exercises options or warrants. Calculation of percentage ownership is based upon a total of 33,862,518 shares of common stock currently outstanding.

(b)	Represents 2,491,554 shares and warrants currently exercisable for 650,000 shares of the Company’s common stock held in the name of Waller-Sutton Media Partners, L.P. William H. Ingram and Richard H. Patterson, directors of the Company, are members of Waller-Sutton Media, LLC, the general partner of Waller-Sutton Media Partners, L.P., and are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P. Messrs. Ingram and Patterson have advised the Company that they disclaim beneficial ownership of the securities held by Waller-Sutton Media Partners, L.P. The address of Waller-Sutton Media Partners, L.P. and Mr. Ingram is One Rockefeller Plaza, New York, New York 10112. Mr. Patterson’s address is 10 Town Square, Suite 200, Chatham, New Jersey 07928.

(c)	Includes: (A) 2,382,241 shares held by Blue Chip Capital Fund II Limited Partnership (“Blue Chip II”); (B) 300,479 shares held by Miami Valley Venture Fund L.P. (“Miami Valley”); and (C) 363,636 shares held by Blue Chip Capital Fund III Limited Partnership (“Blue Chip III”). Blue Chip Venture Company, Ltd. is the general partner of Blue Chip II and Blue Chip III and is an affiliate of a special limited partner and portfolio manager of Miami Valley. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II, Blue Chip III and Miami Valley. John H. Wyant, a director of the Company, is a beneficial owner and manager of Blue Chip Venture Company, Ltd. Mr. Wyant exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of those securities. The address of these entities and Mr. Wyant is 1100 Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202.

(d)	Includes: (A) 2,464,162 shares held by WPG Corporate Development Associates V, L.L.C. (“WPG V”) and 381,290 shares held by WPG Corporate Development Associates (Overseas) V, L.P. (“WPG Overseas”); and (B) warrants to purchase 112,580 shares held by WPG V and warrants to purchase 17,420 shares held by WPG Overseas. WPG V and WPG Overseas are private equity funds sponsored by Weiss, Peck & Greer LLC. WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. are the sole general partners of WPG (Overseas). WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. have indicated that they share voting and dispositive power over the indicated shares held by WPG (Overseas). Kenneth J. Hanau, a director of the Company, is a beneficial owner of both WPG Private Equity Partners II (Overseas), L.L.C. and WPG CDA V (Overseas), Ltd. WPGPE Fund Advisor II, L.L.C. is the Fund Investment Advisor Member of WPG V. WPGPE Fund Advisor II, L.L.C. has indicated that it exercises sole voting and dispositive power over the indicated shares held by WPG V. Mr. Hanau is a member and beneficial owner of WPGPE Fund Advisor II, L.L.C. Mr. Hanau exercises shared voting and investment powers with respect to the securities beneficially owned by WPG V and WPG (Overseas), but disclaims beneficial ownership of those securities. The address of these entities and Mr. Hanau is One New York Plaza, New York, New York 10004.

(e)	The address of John Hancock Advisers, Inc. is 101 Huntington Avenue, Boston, Massachusetts 02199. This information is based on a Schedule 13G dated February 12, 2001.

(f)	The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is based on a Schedule 13G dated February 14, 2001.

(g)	William P. Sutter, Jr., a director of the Company, is a vice president of Mesirow Financial Services, Inc., the general partner of Mesirow Capital Partners VII. Mr. Sutter exercises shared voting and investment powers with respect to the securities beneficially owned by Mesirow Capital Partners VII, but disclaims beneficial ownership of those securities. The address of Mesirow Capital Partners VII and Mr. Sutter is 350 N. Clark, Chicago, Illinois 60610.

(h)	Represents (A) 485,642 shares held by Mr. Jacobs individually; (B) 4,000 shares held by JFP Holdings, Ltd. (“JFP Holdings”); and (C) options exercisable within 60 days for up to 402,219 shares of the Company’s common stock. Mr. Jacobs, a member of JFP Holdings, exercises shared voting and investment powers with respect to the securities beneficially owned by JFP Holdings, but disclaims beneficial ownership of those securities.

(i)	Represents (A) 148,725 shares held by Mr. Stakelin individually; (B) 500 shares owned by Mr. Stakelin’s minor son and 500 shares owned by Mr. Stakelin’s minor daughter; and (C) options exercisable within 60 days for up to 402,219 shares of the Company’s common stock.

(j)	Represents 198,143 shares held by Mr. Fairman and options exercisable within 60 days for up to 201,857 shares of the Company’s common stock Mr. Fairman will receive upon exercise of such options.

(k)	Includes 10,000 shares held by John H. Wyant individually. See also Note (c) above.

(l)	Includes 100,000 shares and warrants currently exercisable for 10,000 shares of the Company’s common stock held by Mr. Ingram, a director of the Company. See also Note (b) above.

(m)	Includes: (A) 37,230 shares held by River Cities Capital Fund Limited Partnership; (B) 20,189 shares held by a trust of which Mr. Mayfield is the trustee and sole beneficiary; (C) 527 shares held by Mayson, Inc.; (D) 5,153 shares held by River Cities Management Limited Partnership, as Escrow Agent for the benefit of Mr. Mayfield; and (E) 137 shares held by River Cities Management Limited Partnership, as Escrow Agent for the benefit of Mayson, Inc. Mr. Mayfield, a director of the Company, is the vice president, a director and a 50% stockholder of Mayson, Inc., the general partner of River Cities Management Limited Partnership, which is the general partner of River Cities Capital Fund Limited Partnership. Mr. Mayfield exercises shared voting and investment powers over the securities held by River Cities Capital Fund Limited Partnership, but disclaims beneficial ownership of such securities.

(n)	Includes 17,000 shares held by William P. Sutter, Jr. individually and 2,000 shares held by Mr. Sutter’s two minor children. See also Note (g) above.

(o)	Represents: (A) 5,425 shares held by Mr. Murr; and (B) options exercisable within 60 days for up to 20,000 shares of the Company’s common stock.

(p)	Represents: (A) 6,365 shares held by Mr. Vasconcellos; and (B) options exercisable within 60 days for up to 15,000 shares of the Company’s common stock.

(q)	See Notes (b), (c), (d), (g), (h), (i), (j), (k), (l), (m), (n), (o) and (p) above.

INDEPENDENT PUBLIC ACCOUNTANTS

      The independent public accounting firm of PricewaterhouseCoopers LLP (the “Auditors”) was engaged by Regent to audit Regent’s consolidated financial statements for the year ended December 31, 2000. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire. The Audit Committee recommended that the Auditors be retained as Regent’s principal accounting firm for 2001, and the Board of Directors approved the appointment of the Auditors on March 28, 2001.

      Under recently adopted SEC regulations, the Audit Committee is required to review fees for audit and non-audit services billed by the Auditors and discuss with the Auditors the question of whether the performance of non-audit services impairs their ability to remain independent. Following are the total fees billed to the Company in 2000 for services rendered by the Auditors.

Audit Fees for the Calendar Year 2000 Audit	$168,000

Financial Information Systems Design and Implementation Fees	$0

All Other Fees	$295,600

Total	$463,600

      The Audit Committee of the Board of Directors has determined that the accounting advice and tax services provided by the Auditors are compatible with maintaining that firm’s independence.

Report of the Audit Committee

      The Audit Committee of the Board of Directors has:

•	reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company’s management;

•	discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards 61; and

•	received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP such firm’s independence.

      Based on the review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on
Form 10-K.

2000 Audit Committee Members:

R. Glen Mayfield William H. Ingram Kenneth J. Hanau

STOCKHOLDER PROPOSALS FOR 2002
ANNUAL MEETING

      Stockholders may submit proposals to be voted on at the 2002 Annual Meeting of Stockholders. At the time such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of Regent’s shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 2002 Annual Meeting. In order for a stockholder proposal to be included in the Proxy Statement and form of proxy for the 2002 Annual Meeting, the proposal must be received at Regent’s principal executive offices no later than December 1, 2001, and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.

OTHER MATTERS

      At the Annual Meeting it is intended that the election of directors, the proposed amendments to the Company’s 1998 Management Stock Option Plan attached hereto as Annex 1 and the proposed adoption of the Regent Communications, Inc. 2001 Directors’ Stock Option Plan attached hereto as Annex 2, all as set forth in the accompanying Notice and described in this Proxy Statement, will be presented. The Board of Directors of the Company is not aware of any other matters which may be presented at the meeting. If any other matters should be properly presented at the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

      You are urged to complete, sign, date and return your proxy promptly to make certain that your shares will be voted at the 2001 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

      A COPY OF REGENT’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, NOT INCLUDING EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO MS. CHRISTINA TENHUNDFELD, ASSISTANT SECRETARY, AT THE COMPANY’S OFFICES, 100 EAST RIVERCENTER BOULEVARD, 9TH FLOOR, COVINGTON, KENTUCKY 41011. THE FORM 10-K INCLUDES CERTAIN LISTED EXHIBITS WHICH WILL BE PROVIDED UPON PAYMENT OF A FEE COVERING THE COMPANY’S REASONABLE EXPENSES.

By Order of the Board of Directors:

William L. Stakelin, Secretary

ANNEX 1

PROPOSED AMENDMENTS TO REGENT COMMUNICATIONS, INC.
1998 MANAGEMENT STOCK OPTION PLAN

      “RESOLVED, that the definition of ‘Eligible Employee’ in Paragraph 1(F) of the Regent Communications, Inc. 1998 Management Stock Option Plan be and it is hereby amended in its entirety so that hereafter it shall read as follows: ‘Eligible Employee’ shall mean any full-time permanent employee of the Company who is, on the Grant Date of any Option granted to him, (i) a management employee, (ii) an employee at the Company’s corporate offices; or (iii) a key employee designated as such by the Committee.”

      RESOLVED FURTHER, that Paragraph 4 of the Regent Communications, Inc. 1998 Management Stock Option Plan be hereby amended so that the first sentence of such paragraph shall be deleted in its entirety and the following substituted therefor: “Subject to adjustments provided in paragraph 13 hereof, the aggregate number of shares of Common Stock that may be delivered pursuant to the exercise of Options granted under the Plan shall not exceed 4,000,000.”

ANNEX 2

REGENT COMMUNICATIONS, INC.
2001 DIRECTORS’ STOCK OPTION PLAN

      Regent Communications, Inc. (the “Company”) has, by appropriate resolution of its Board of Directors, adopted the following Regent Communications, Inc. 2001 Directors’ Stock Option Plan to be effective immediately upon its approval by the Company’s stockholders.

      1. Definitions. The following terms, when capitalized, shall have the designated meanings set forth below, unless a different meaning is plainly required by the context. Where applicable, the masculine pronoun shall include the feminine, and the singular shall include the plural and vice versa.

a. Board. “Board” shall mean the Board of Directors of Regent Communications, Inc., as it may be comprised from time to time.

b. Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder. Any specific provision of the Code referenced herein shall be deemed to refer to the corresponding provision of any amendment, revision or successor of the Code or such provision as may be adopted in lieu of the referenced provision.

c. Common Stock. “Common Stock” shall mean shares of the Company’s authorized voting common stock.

d. Company. “Company” shall mean Regent Communications, Inc.

e. Director. “Director” shall mean a member of the Board of Directors of the Company.

f. Employee. “Employee” means any person, including officers and Directors, employed by the Company or any parent or subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

g. Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules promulgated thereunder. Any specific provision of the Exchange Act referenced herein shall be deemed to refer to the corresponding provision of any amendment, revision or successor of the Exchange Act or such provision as may be adopted in lieu of the referenced provision.

h. Exercise Date. “Exercise Date” shall mean the calendar date on which a Participant exercises an Option granted under the Plan.

i. Exercise Period. “Exercise Period” shall mean that period of time during which an Option granted under the Plan may be exercised, determined in accordance with paragraph 7 hereof.

j. Exercise Price. “Exercise Price” shall mean that price for which a share of Common Stock may be purchased pursuant to an Option, determined in accordance with paragraph 6 hereof.

k. Grant Date. “Grant Date” shall mean the calendar date on which the grant of an Option is made under the Plan, determined in accordance with paragraph 5 hereof.

l. Option. “Option” shall mean an ISO or NQSO granted or to be granted under the Plan for the purchase of a fixed number of shares of Common Stock at a fixed Exercise Price.

m. Outside Director. “Outside Director” shall mean a Director who is not an Employee of the Company and does not receive compensation from the Company or a parent or subsidiary of the Company for services rendered as a consultant or in any capacity other than as a Director.

n. Participant. “Participant” shall mean an Outside Director to whom an Option has been granted under the Plan, but which Option has not expired, exercised in full, forfeited or otherwise terminated or satisfied under the Plan.

o. Plan. “Plan” shall mean Regent Communications, Inc. 2001 Directors’ Stock Option Plan as set forth herein.

p. Rule 16b-3. “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Exchange Act or any successor rules or regulations which may hereafter be adopted in lieu thereof. Any reference to a specific provision of Rule 16b-3 shall refer to the corresponding provision of Rule 16b-3 as amended or replaced.

      2. Purpose. The purpose of the Plan is to attract and retain the best available persons for service as Outside Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

      3. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms of the Plan.

      4. Shares Subject to the Plan. Subject to adjustments provided in paragraph 13 hereof, the aggregate number of shares of Common Stock that may be delivered pursuant to the exercise of Options granted under the Plan shall not exceed Five Hundred Thousand (500,000) shares. Such shares may consist, either in whole or in part, of the Company’s authorized but unissued Common Stock or shares of the Company’s authorized and issued Common Stock reacquired by the Company and held in its Treasury, as may from time to time be determined by the Board. If an Option granted under the Plan is surrendered, expires unexercised or for any reason ceases to be exercisable in whole or in part, the shares of Common Stock that were issuable pursuant to such Option, but as to which the Option was not exercised, shall again be available for the purposes of the Plan.

      5. Option Grants. Options shall be granted to Outside Directors in accordance with the following provisions:

a. Initial Grant:

                        (1) Each Director who is an Outside Director on the date of the first meeting of the Board of Directors subsequent to receipt of stockholder approval of this Plan shall be automatically granted an Option to purchase Ten Thousand (10,000) shares plus Five Thousand (5,000) additional shares for each calendar year during which he served as an Outside Director subsequent to the initial calendar year during which he first became an Outside Director. The date of such meeting shall be deemed the Grant Date for such Option.

                              (2) Each Outside Director who first becomes an Outside Director after the first Board meeting subsequent to receipt of stockholder approval of this Plan shall be automatically granted an Option to purchase Ten Thousand (10,000) shares on the date of his first attendance at a meeting of the Board of Directors. The date of such meeting shall be deemed the Grant Date for such Option.

b. Annual Grant:

                              (1) Beginning with the Anniversary Meeting in the calendar year following the year of his Initial Grant, each Outside Director shall be automatically granted a further Option to purchase Five Thousand (5,000) shares each year on the date of the annual Anniversary Meeting, provided, however, that he is then an Outside Director. The Anniversary Meeting each year shall be the first meeting of the Board of Directors following the annual stockholders’ meeting of the Company. The date of such meeting shall be deemed the Grant Date for such Option.

      6. Exercise Price. The Exercise Price for each Option granted under the Plan shall be 100% of the Fair Market Value of a share of the Common Stock on the Grant Date. Fair Market Value of the Common Stock on the Grant Date of an Option shall be determined as follows:

a. If the Common Stock is listed on a national securities exchange, the fair market value shall be the average of the highest and lowest selling price of a share of Common Stock on such exchange on the Grant Date, or if there were no sales on such date, then on the next prior business day on which there were sales.

b. If the Common Stock is traded other than on a national securities exchange, the fair market value shall be the average between the closing bid and asked price on the Grant Date, as reported by the National Association of Securities Dealers Automated Quotation System or such other source of quotations for, or reports of trading of, the Common Stock as the Committee may reasonably select from time to time, or if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price.

c. If neither of the methods described in (i) or (ii) above is available or accurately reflects fair market value, then the Board shall make a good faith determination of the fair market value using any reasonable method of valuation.

          7. Term of Option. The Exercise Period of each Option granted shall commence six (6) months from the Grant Date of the Option and, except as set forth below, shall expire ten (10) years from the Grant Date.

          Any Option granted under the Plan shall terminate and may no longer be exercised if the Participant ceases to be an Outside Director, except as follows:

a. If a Participant’s service as an Outside Director shall have been terminated for any reason other than his death or disability within the meaning of Section 22(e)(3) of the Code, he may at any time within a period of six (6) months thereafter, exercise any Option held by him to the extent the Option was exercisable by him on the date of termination;

b. If a Participant’s service as an Outside Director is terminated due to his disability within the meaning of Section 22(e)(3) of the Code, he may at any time within a six (6)

month period thereafter, exercise any Option held by him to the extent the Option was exercisable by him on the date of termination;

c. If a Participant dies while serving as an Outside Director, any Option held by him at his death, to the extent the Option was exercisable by the deceased Participant at his death, may be exercised within six (6) months after his death by the person or persons to whom the Participant’s rights shall pass by will duly admitted to probate, or in the absence of any provision by will duly admitted to probate, by the executor or administrator of his estate duly qualified and appointed under the laws of the decedent’s domicile at the time of his death;

provided, however, that in no event may an Option be exercised to any extent by any person after its Expiration Date.

      8. Exercise of Option. During the period when any Option, or a portion of it, remains exercisable, such Option may be exercised at any time in whole or in part. Options may be exercised from time to time by delivering to the Treasurer of the Company written notice of exercise, stating the number of shares of Common Stock with respect to which an Option is being exercised, along with payment of the Exercise Price for such shares by (a) cash or check payable to the Company; (b) delivery of shares of Common Stock; or (c) a combination of the preceding two methods. Payment by delivery of shares of Common Stock may include (i) the delivery of Common Stock already owned by the Participant; or (ii) the exchange, arranged through a qualified broker approved by the Board of Directors, of Common Stock to be received from the exercise of the Option, with the result that the Participant will receive from the exercise a net number of shares of Common Stock represented by the difference between the total number of shares with respect to which the Option is being exercised and that number of shares, the fair market value of which is equal to the full Exercise Price (including any tax withholding to the Company) for all shares of Common Stock with respect to which the Option is exercised. Any shares of Common Stock delivered in payment of an Exercise Price shall be valued as of the Exercise Date in accordance with paragraph 6 hereof.

      9. Nontransferability of Options. An Option granted under the Plan is not transferable, except by will or by the laws of descent and distribution, and, during the lifetime of the Participant to whom granted, is exercisable only by him or in the event of his disability, his personal representative. Notwithstanding the foregoing, an Option may be transferred pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.

      10. No Effect on Status as Director. Nothing contained in the Plan or in any option agreement issued in connection herewith shall be construed to confer upon a Participant any right with respect to continuation of service as a Director or nomination to serve as a Director nor shall it limit or restrict the right of the Company to terminate a Participant’s relationship with the Company at any time.

      11. Adjustment of Shares Subject to Option. In the event there is any change in the Common Stock of the Company subject to the Plan through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the number of shares of Common Stock available for the granting of Options under the Plan and the shares of Common Stock subject to any Option granted under the Plan shall be appropriately adjusted.

      12. Effective Date of the Plan. The Plan shall be effective immediately upon its approval and adoption by stockholders holding a majority of the Company’s shares entitled to vote thereon.

      13. Suspension or Termination of the Plan. The Board of Directors may at any time suspend or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors,

the Plan shall terminate at the close of business on the tenth anniversary of the effective date of the Plan. Options may not be granted during such suspension or after such termination. The suspension or termination of the Plan shall not, without the consent of the holders of Options granted under the Plan, alter or impair any rights or obligations under any Option previously granted under the Plan.

      14. Amendment of the Plan. The Board may at any time amend the Plan in such respect as the Board may deem advisable in order to conform to any change in the law, or in any other respect the Board may deem to be in the best interest of the Company; provided, however, that no such amendment shall be made without approval of the holders of a majority of all shares of the Company’s issued and outstanding shares entitled to vote thereon to the extent that stockholder approval would be required by Rule 16b-3 of the Exchange Act or by the rules of any stock exchange or market quotation system to which the Company is subject. Any amendment to the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan without the consent of the holder thereof.

      15. Administration.

a. Each Option shall be evidenced by an option agreement which shall be signed by an officer of the Company and the Participant.

b. Each Option shall be subject to the requirement that, if at any time the Board of Directors shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

      16. Compliance with Law and Approval of Regulatory Bodies. No Option shall be exercisable and no shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with applicable federal and state securities laws, withholding tax requirements and the rules of all domestic stock exchanges and reporting systems on which the Company’s shares of Common Stock may be listed or reported, as the Committee, in its sole discretion, may deem necessary or advisable. Any share certificate issued to evidence shares of Common Stock for which an Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

      17. Miscellaneous Provisions.

a. Withholding Taxes. The Company shall have the right to require a payment from a Participant to cover applicable withholding taxes. A Participant may make a written election to have shares of Common Stock withheld from the shares otherwise to be received upon the exercise of an Option and applied by the Company to the payment of applicable taxes relative to the exercise of the Option. The number of shares so withheld shall have an aggregate fair market value, as determined by the Company, sufficient to satisfy the Company’s minimum statutory withholding requirements.

b. Delaware Law to Govern. The Plan and all agreements entered into under the Plan shall be interpreted pursuant to the laws of the State of Delaware.

c. Obligations. Neither the Company nor the Board nor any member thereof shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liabilities of the Company to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligation as are created by the Plan, and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

d. Change in Conditions of the Code. In the event of relevant changes in the Code, or other factors affecting the continued appropriateness of granting Options under the Plan, the Board of Directors may, in its sole discretion, accelerate or change the form of awarding benefits under the Plan.

e. Purchase of Common Stock. The Company may, but shall not be required to, purchase from time to time shares of Common Stock of the Company in such amounts as they may determine for purposes of the Plan. The Company shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock of the Company purchased pursuant to this paragraph.

f. Participant’s Agreement. If, at the time of the distribution of any shares of the Common Stock of the Company hereunder, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant receiving such shares shall agree that he will take the shares for investment and not with any present intention to resell the same and that he will dispose of such shares only in compliance with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

g. Rule 16b-3 Savings Clause. To the extent that they apply to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. Any provision of the Plan or action by the Board shall be interpreted, wherever possible, to comply with all applicable conditions of Rule 16b-3, and to the extent that it does not comply, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Company.

h. Notice. Any notice which may be required or permitted to be given hereunder shall be in writing, and may be delivered to the Company personally or by registered mail, postage prepaid, addressed to: Treasurer, Regent Communications, Inc., 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011 or at such other address as the Company, by notice to the Participant, may designate in writing from time to time, and to the Participant, at the Participant’s address as shown on the records of the Company, or at such other address as the Participant, by notice to the Treasurer, Regent Communications, Inc., may designate in writing from time to time.

APPENDIX A

REGENT COMMUNICATIONS, INC.
AUDIT COMMITTEE CHARTER
MAY 2000

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s external auditors.

      The members of the Audit Committee shall meet the independence and experience requirements by the Securities and Exchange Commission. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Chairman of the Board.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee shall make regular reports to the Board.

      The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings.

5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

7.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.	Approve the fees to be paid to the independent auditor.

9.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit

Committee, recommend that the Board make appropriate action to satisfy itself of the independence of the auditor.

10.	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12.	Obtain from the independent auditor assurance that Section 10A of the Public Securities Litigation Reform Act of 1995 has not been implicated.

13.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

15.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

16.	Review with the Company’s general counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

17.	Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations.

THE REGENT COMMUNICATIONS, INC.
1998 MANAGEMENT STOCK OPTION PLAN
(as amended and restated through March 30, 2001)

      Regent Communications, Inc. (the “Company”) has, by appropriate resolution of its Board of Directors, adopted the following 1998 Management Stock Option Plan to be effective upon the first day of January, 1998, subject to its approval by the Company’s shareholders.

1.	Definitions. The following terms, when capitalized, shall have the designated meanings set forth below, unless a different meaning is plainly required by the context. Where applicable, the masculine pronoun shall include the feminine, and the singular shall include the plural and vice versa.

A.	Board. “Board” shall mean the Board of Directors of the Company, as it may be comprised from time to time.

B.	Code. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder. Any specific provision of the Code referenced herein shall be deemed to refer to the corresponding provision of any amendment, revision or successor of the Code or such provision as may be adopted in lieu of the referenced provision.

C.	Committee. “Committee” shall mean the Compensation Committee of the Board, comprised of at least three members of the Board, each of whom is, as to the Plan, both a disinterested person as defined in Rule 16b-3(c)(2)(i) under the Exchange Act and an outside director as defined in Prop. Reg. Section 1.162-27 under the Code (or two members if there are not three persons then serving on the Board who are both disinterested persons and outside directors), and appointed by and to serve at the pleasure of the Board.

D.	Common Stock. “Common Stock” shall mean shares of the Company’s authorized voting common stock.

E.	Company. “Company” shall mean Regent Communications, Inc.

F.	Eligible Employee. “Eligible Employee” shall mean any Key Employee of the Company who was a full-time permanent salaried employee of the Company on the Grant Date of any Option granted to him.

G.	Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules promulgated thereunder. Any specific provision of the Exchange Act referenced herein shall be deemed to refer to the corresponding provision of any amendment, revision or successor of the Exchange Act or such provision as may be adopted in lieu of the referenced provision.

H.	Exercise Date. “Exercise Date” shall mean the calendar date on which a Participant exercises an Option granted under the Plan.

I.	Exercise Period. “Exercise Period” shall mean that period of time during which an Option granted under the Plan may be exercised, determined in accordance with paragraph 7 hereof.

J.	Exercise Price. “Exercise Price” shall mean that price for which a share of Common Stock may be purchased pursuant to an Option, determined in accordance with paragraph 6 hereof.

K.	Grant Date. “Grant Date” shall mean the calendar date on which the grant of an Option is made under the Plan, determined in accordance with paragraph 5 hereof.

L.	Incentive Stock Option. “Incentive Stock Option” (“ISO”) shall mean an Option which qualifies as an incentive stock option under Section 422 of the Code.

M.	Key Employee. “Key Employee” shall mean any full-time permanent management employee of the Company designated as such by the Committee on or prior to the Grant Date of any Option granted to him.

N.	Nonqualified Stock Option. “Nonqualified Stock Option” (“NQSO”) shall mean an Option which is not, by its terms, an ISO on its Grant Date.

O.	Option. “Option” shall mean an ISO or NQSO granted or to be granted under the Plan for the purchase of a fixed number of shares of Common Stock at a fixed Exercise Price.

P.	Participant. “Participant” shall mean an Eligible Employee to whom an Option has been granted under the Plan, but which Option has not expired, exercised in full, forfeited or otherwise terminated or satisfied under the Plan.

Q.	Plan. “Plan” shall mean Regent Communications, Inc. 1998 Management Stock Option Plan as set forth herein.

R.	Related Corporation. “Related Corporation” shall mean any corporation of which the Company is a parent corporation. The term “parent corporation” shall have the meanings ascribed to it under Section 424 of the Code.

S.	Rule 16b-3. “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Exchange Act or any successor rules or regulations which may hereafter be adopted in lieu thereof. Any reference to a specific provision of Rule 16b-3 shall refer to the corresponding provision of Rule 16b-3 as amended or replaced.

T.	Ten Percent Owner Participant. “Ten Percent Owner Participant” shall mean any Participant who, on the Grant Date of an ISO granted to him under the Plan, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Related Corporation.

2.	Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to retain and attract highly qualified key management employees and to provide additional financial incentives to key employees to contribute to the long-term growth and success of the Company.

3.	Eligibility. Participation in the Plan shall be determined by the Committee and shall be limited to Eligible Employees. No member of the Committee shall be eligible to receive Options under the Plan.

4.	Shares Subject to the Plan. Subject to adjustments provided in paragraph 13 hereof, the aggregate number of shares of Common Stock that may be delivered pursuant to the exercise of Options granted under the Plan shall not exceed Two Million (2,000,000) shares. Such shares may consist, either in whole or in part, of the Company’s authorized but unissued Common Stock or shares of the Company’s authorized and issued Common Stock reacquired by the Company and held in its Treasury, as may from time to time be determined by the Board. If an Option granted under the Plan is surrendered, expires unexercised or for any reason ceases to be exercisable in whole or in part, the shares of Common Stock that were issuable pursuant to such Option, but as to which the Option was not exercised, shall again be available for the purposes of the Plan.

5.	Option Grants. The Committee may, in its sole discretion and subject to the terms of the Plan, grant Options to such Eligible Employees, for such number of shares of Common Stock, at such time or times, and containing such terms consistent with the Plan, as it deems appropriate.

Unless otherwise specified by the Committee, the date on which the Committee approves the granting of an Option shall be deemed the Grant Date for such Option.

6.	Exercise Price. The Exercise Price for each Option granted under the Plan shall be as determined by the Committee, but shall not be less than 100% of the fair market value of a share of the Common Stock on the Grant Date. The Exercise Price for an ISO granted to any Ten Percent Owner Participant shall not be less than 110% of the fair market value of a share of the Common Stock on the Grant Date.

Unless otherwise required by applicable provisions of the Code, fair market value of the Common Stock on the Grant Date of an Option shall be determined as follows:

(i)	If the Common Stock is listed on a national securities exchange, the fair market value shall be the average of the highest and lowest selling price of a share of Common Stock on such exchange on the Grant Date, or if there were no sales on such date, then on the next prior business day on which there were sales.

(ii)	If the Common Stock is traded other than on a national securities exchange, the fair market value shall be the average between the closing bid and asked price on the Grant Date, as reported by the National Association of Securities Dealers Automated Quotation System or such other source of quotations for, or reports of trading of, the Common Stock as the Committee may reasonably select from time to time, or if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price.

(iii)	If neither of the methods described in (i) or (ii) above is available or accurately reflects fair market value, then the Committee shall make a good faith determination of the fair market value using any reasonable method of valuation.

7.	Term of Option. The Exercise Period of each Option granted shall commence on the Grant Date of the Option or on such later date as may be determined by the Committee and, except as set forth below, shall expire on such date as is determined by the Committee (“Expiration Date”);

provided, however, such Expiration Date shall be not later than ten (10) years from the Grant Date in the case of an ISO and ten (10) years and one (1) day in the case of a NQSO. In the case of a Ten Percent Owner Participant, no ISO shall have an Expiration Date more than five (5) years after its Grant Date.

Any Option granted under the Plan shall terminate and may no longer be exercised if the Participant ceases to be an employee of the Company or a Related Corporation, except as follows:

(i)	If a Participant’s employment with the Company or a Related Corporation shall have been terminated for any reason other than his death or disability within the meaning of Section 22(e)(3) of the Code, he may at any time within a period of three (3) months thereafter, exercise any Option held by him to the extent the Option was exercisable by him on the date of termination of employment;

(ii)	If a Participant’s employment with the Company or a Related Corporation is terminated due to his disability within the meaning of Section 22(e)(3) of the Code, he may at any time within a one (1) year period thereafter, exercise any Option held by him to the extent the Option was exercisable by him on the date of termination of employment;

(iii)	If a Participant dies while employed by the Company or a Related Corporation, any Option held by him at his death, to the extent the Option was exercisable by the deceased Participant at his death, may be exercised within six (6) months after his death (or within such longer period as may be otherwise specified by the Committee and, in the case of an ISO, which is permitted by Sections 421 and 422 of the Code) by the person or persons to whom the Participant’s rights shall pass by will duly admitted to probate, or in the absence of any provision by will duly admitted to probate, by the executor or administrator of his estate duly qualified and appointed under the laws of the decedent’s domicile at the time of his death;

(iv)	Those Options granted to Joel Fairman on May 18, 2000 shall be exercisable according to the terms of the Grant for the periods provided therein;

provided, however, that in no event may an Option be exercised to any extent by any person after its Expiration Date.

8.	Exercise of Option. During the period when any Option, or a portion of it, remains exercisable, such Option may be exercised at any time in whole or in part; provided, however, that the Committee may require a partial exercise of an Option to be for no less than a stated minimum number of shares of Common Stock.

Options may be exercised from time to time by delivering to the Secretary of the Company written notice of exercise, stating the number of shares of Common Stock with respect to which an Option is being exercised, along with payment of the Exercise Price for such shares by (a) cash or check payable to the Company; (b) delivery of shares of Common Stock; or (c) a combination of the preceding two methods. Payment by delivery of shares of Common Stock may include (i) the delivery of Common Stock already owned by the Participant; or (ii) the exchange, arranged through a qualified broker approved by the Board of Directors, of Common Stock to be received from the exercise of the Option, with the result that the Participant will receive from the exercise a net number of shares of Common Stock represented by the difference between the total number of shares with respect to which the Option is being exercised and that number of shares, the fair market value of which is equal to the full Exercise Price (including any tax withholding to the Company) for all shares of Common Stock with respect to which the Option is exercised. Any shares of Common Stock delivered in payment of an Exercise Price shall be valued as of the Exercise Date in accordance with paragraph 6 hereof.

9.	Limitation on Exercisability. In the case of ISOs, the aggregate fair market value (determined as of the Grant Date) of the Common Stock issuable pursuant to ISOs granted under the Plan and under any other plan of the Company and any Related Corporation which are exercisable for the first time by a Participant during any calendar year, shall not exceed $100,000.

10.	Grant of Substitute Options; Mergers. In the event that a person who, as an employee of a company other than the Company or a Related Corporation, received one or more stock options entitling him to purchase stock in his employer-company, and by reason of a corporate merger, consolidation, acquisition of stock or property, separation, reorganization or liquidation, such person becomes a key employee of the Company or a Related Corporation, then, to the extent permitted by Sections 422 and 424 of the Code in the case of ISOs, the Committee, with the approval of the Board, may approve the granting of an Option under the Plan to such person in substitution for his option to acquire stock in such other company. Options granted under the Plan in substitution may include provisions inconsistent with those required by the Plan, so long as any ISO so granted meets the requirements of Sections 422 and 424 of the Code and would not as a result cause other ISOs granted under the Plan to be disqualified as ISOs.

11.	Nontransferability of Options. An Option granted under the Plan is not transferable, except by will or by the laws of descent and distribution, and, during the lifetime of the Participant to whom granted, is exercisable only by him or in the event of his disability, his personal representative. Notwithstanding the foregoing, an Option may be transferred pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code; provided, however, that an ISO may not be so transferred unless otherwise permitted pursuant to the Code without affecting its status as an ISO.

12.	No Effect on Employment. Nothing contained in the Plan or in any option agreement issued in connection herewith shall be construed to limit or restrict the right of the Company or any Related Corporation to terminate a Participant’s employment at any time, with or without cause, or to increase or decrease the Participant’s compensation from the rate in existence at the time the Option is granted.

13.	Adjustment of Shares Subject to Option. In the event there is any change in the Common Stock of the Company subject to the Plan through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the number of shares of Common Stock available for the granting of Options under the Plan and the shares of Common Stock subject to any Option granted under the Plan shall be appropriately adjusted by the Board. The Committee shall give notice of such adjustment to each Participant, and the adjustment shall be effective and binding on the Participant.

14.	Effective Date of the Plan. The Plan shall be effective as of January 1, 1998, subject to the its approval and adoption by shareholders holding a majority of the Company’s shares entitled to vote thereon.

15.	Suspension or Termination of the Plan. The Board of Directors may at any time suspend or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate at the close of business on the tenth anniversary of the effective date of the Plan. Options may be granted during such suspension or after such termination. The suspension or termination of the Plan shall not, without the consent of the holders of Options granted under the Plan, alter or impair any rights or obligations under any Option previously granted under the Plan.

16.	Amendment of the Plan. The Board may at any time amend the Plan in such respect as the Board may deem advisable in order that ISOs granted under it shall be or remain “incentive stock options” under Section 422 of the Code, or in order to conform to any change in the law, or in any other respect the Board may deem to be in the best interest of the Company; provided, however, that no such amendment shall be made without approval of the holders of a majority of all shares of the Company’s issued and outstanding shares entitled to vote thereon to the extent that shareholder approval would be required by Section 422 of the Code or Rule 16b-3 of the Exchange Act or by the rules of any stock exchange or market quotation system to which the Company is subject. Any amendment to the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan without the consent of the holder thereof.

17.	Administration.

(A)	The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration.

(B)	Each Option shall be evidenced by an option agreement which shall contain such terms and conditions as may be approved by the Committee and shall be signed by an officer of the Company and the Participant.

(C)	The Committee shall report to the Board the names of those Eligible Employees granted Options, the number of shares covered by each Option, and the applicable Exercise Prices.

(D)	Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

(E)	The Committee shall, immediately after it approves the granting of an Option, notify the Participant of such action.

18.	Compliance with Law and Approval of Regulatory Bodies. No Option shall be exercisable and no shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with applicable federal and state securities laws, withholding tax requirements and the rules of all domestic stock exchanges and reporting systems on which the Company’s shares of Common Stock may be listed or reported, as the Committee, in its sole discretion, may deem necessary or advisable. Any share certificate issued to evidence shares of Common Stock for which an Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

19.	Miscellaneous Provisions.

(A)	Withholding Taxes. The Company or a Related Corporation shall have the right to require a payment from a Participant to cover applicable withholding taxes. If permitted by the Committee, a Participant may make a written election to have shares of Common Stock withheld from the shares otherwise to be received upon the exercise of an Option and applied by the Company or Related Corporation to the payment of applicable taxes relative to the exercise of the Option. The number of shares so withheld shall have an aggregate fair market value, as determined by the Committee, sufficient to satisfy the Company’s minimum statutory withholding requirements.

(B)	Delaware Law to Govern. The Plan and all agreements entered into under the Plan shall be interpreted pursuant to the laws of the State of Delaware.

(C)	Other Plans. Nothing herein contained shall be construed as limiting the establishment or continued operation of other incentive compensation plans by the Company or a Related Corporation, or in any way limiting or restricting the amounts of payments thereunder, or as in any way limiting the authority of the Board to authorize or make such payments as they may determine for any period, or as limiting the authority of the Board in respect of the payment of salaries, wages or special compensation.

(D)	Obligations. Neither the Company nor Related Corporations nor the Board nor the Committee nor any member thereof shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liabilities of the Company or Related Corporations to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligation as are created by the Plan, and no such obligation of the Company or Related Corporations shall be deemed to be secured by any pledge or other encumbrance on any property of the Company or Related Corporations.

(E)	Change in Conditions of the Code. In the event of relevant changes in the Code, or other factors affecting the continued appropriateness of granting ISOs or NQSOs under the Plan, the Committee may, in its sole discretion, accelerate or change the form of awarding benefits under the Plan.

(F)	Purchase of Common Stock. The Company and Related Corporations may, but shall not be required to, purchase from time to time shares of Common Stock of the Company in such amounts as they may determine for purposes of the Plan. The Company and Related Corporations shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock of the Company purchased pursuant to this paragraph.

(G)	Participant’s Agreement. If, at the time of the distribution of any shares of the Common Stock of the Company hereunder, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant receiving such shares shall agree that he will take the shares for investment and not with any present intention to resell the same and that he will dispose of such shares only in compliance with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

(H)	Use of Certain Terms. The terms used herein which are defined in Sections 421, 422 and 424, inclusive, of the Code and regulations and revenue rulings applicable thereto, shall have the meanings attributed to them therein.

(I)	ISO Savings Clause. It is intended that ISOs granted under this Plan, and the terms of this Plan which apply to ISOs, shall meet all requirements of Section 422 of the Code, and the Plan shall be interpreted, whenever possible, to comply therewith. To the extent necessary that ISOs granted or to be granted under the Plan shall be or remain “incentive stock options” under Section 422 of the Code, all provisions under this Plan pertaining to ISOs shall be read together, without any provisions which pertain exclusively to NQSOs or otherwise do not apply to ISOs.

(J)	Rule 16b-3 Savings Clause. To the extent that they apply to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. Any provision of the Plan or action by the Committee shall be interpreted, wherever possible, to comply with all applicable conditions of Rule 16b-3, and to the extent that it does not comply, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

(K)	Other Provisions. The agreements authorized under this Plan may contain such other provisions as the Committee shall deem advisable.

(L)	Notice. Any notice which may be required or permitted to be given hereunder shall be in writing, and may be delivered to the Company personally or by registered mail, postage prepaid, addressed to: Treasurer, Regent Communications, Inc., 100 East RiverCenter Boulevard, Covington, Kentucky 41011 or at such other address as the Company, by notice to the Participant, may designate in writing from time to time, and to the Participant, at the Participant’s address as shown on the records of the Company, or at such other address as the Participant, by notice to the Treasurer, Regent Communications, Inc., may designate in writing from time to time.

PROXY

REGENT COMMUNICATIONS,	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
INC.	The undersigned hereby appoints Terry S. Jacobs, William L. Stakelin and Anthony A. Vasconcellos, and each of them, as Proxy Holders for the undersigned, with full power of substitution, to appear and vote all of the shares of Regent Communications, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of

Annual Meeting of Stockholders, May 17, 2001	Stockholders to be held at The Metropolitan Club, 50 East RiverCenter Blvd., 19th Floor, Covington, Kentucky, on May 17, 2001 at 10:00 a.m., local time, and at any adjournments thereof, and hereby revokes any and all proxies heretofore given.

I hereby authorize the above-named holders and any of them to vote all the shares of the Company represented by this Proxy as follows:

1.	Election of Directors.

	Joel M. Fairman R. Glen Mayfield John H. Wyant	Kenneth J. Hanau Richard H. Patterson	William H. Ingram William L. Stakelin	Terry S. Jacobs William P. Sutter, Jr.

Mark only one:

      [   ] VOTE FOR all nominees except those whose names are written in the space provided below (if any):

      [   ] VOTE WITHHELD on all nominees.

2.              Proposal to amend the Company’s 1998 Management Stock Option Plan to increase the number of shares reserved for issuance thereunder from 2,000,000 to 4,000,000 and to expand the definition of those employees eligible to participate in the plan to include all full-time permanent management employees, employees at the Company’s corporate offices and other key employees designated as such by the Compensation Committee of the Board of Directors.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.              Proposal to approve the adoption of the Regent Communications, Inc. 2001 Directors’ Stock Option Plan.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.              To act in accordance with their best judgment on any other business that may properly come before the meeting and any adjournments thereof.

If this Proxy is properly marked, the shares represented by this Proxy will be voted at the Annual Meeting, and at any adjournments thereof, in accordance with the choices marked. IF NO DIRECTIONS ARE GIVEN ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE NOMINEES SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE HEREOF, “FOR” THE PROPOSALS SET FORTH IN PARAGRAPHS 2 AND 3 ON THE REVERSE SIDE HEREOF AND, IN THE PROXYHOLDERS’ BEST JUDGMENT, ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

Please date, sign and promptly return in the accompanying envelope.

[    ]  I plan to attend the Annual Meeting.

Date: _________________________________, 2001

_________________________________________

Signature of Stockholder

(Title) ____________________________________

_________________________________________

Signature of Stockholder

(Title) ____________________________________

Your signature to this Proxy should be exactly as the name imprinted above. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the names of each joint owner must be signed.